Exhibit 99.1

Sema4 Announces Preliminary Revenue for the Fourth Quarter and Fiscal Year 2021

Fourth quarter and fiscal year results are expected to exceed the high end of guidance for both total revenue and resulted test volume

STAMFORD, CT — January 10, 2022 — Sema4 (Nasdaq: SMFR), an AI-driven genomic and clinical data intelligence platform company, today announced preliminary revenue (unaudited) for the fourth quarter and fiscal year ended December 31, 2021 and provided a business update.

Fourth Quarter 2021 Expectations

Fourth quarter 2021 financial results are expected to exceed the high end of guidance provided on November 15, 2021 for both total revenues and resulted test volume. Management now expects fourth quarter 2021 total revenues in the range of $50-52 million vs. the prior guidance range of $46.6-49.6 million. Resulted test volume, excluding COVID-19 test volume, is now expected to exceed 80,000 tests vs. the prior guidance range of 73,000-79,000 tests.

Fiscal Year 2021 Expectations

Fiscal year 2021 results for total revenues are expected to exceed the previously announced guidance range of $201-204 million representing annual growth of at least 19%, excluding COVID-19. Resulted test volume, excluding COVID-19 test volume, is expected to be at least 288,000 tests representing annual growth of at least 39%. Cash and cash equivalents were approximately $400 million as of December 31, 2021.

Sema4 plans to release its fourth quarter and fiscal year 2021 financial results in late March 2022. The expected quarterly and annual revenue results for 2021 included in this press release are being announced prior to the completion of review and audit procedures by Sema4’s independent registered public accounting firm and are therefore subject to adjustment.

“I am very pleased to report that we made significant progress against our goals in the fourth quarter,” said Eric Schadt, PhD, Founder and Chief Executive Officer of Sema4. “Most importantly, Q4 revenue exceeded our targets both in the core business and COVID-19. In addition, we continue to systematically annotate and curate millions of patient records that fuel our Centrellis platform. As a result, we are entering 2022 with a rich pipeline of additional health system partners lined up and a growing pipeline of pharma collaborations.”

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our future performance and our market opportunity, including our expectations for our growth and future investment in our business. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the ability to implement business plans, goals and forecasts, and identify and realize additional opportunities, (ii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, and (iii) the size and growth of the market in which we operate. In particular, our ability to achieve our long-term revenue goals is highly dependent on a number of variables, including our ability to increase the number of billable tests and achieve reimbursement for our tests from third-party payers, our ability to successfully execute our technology and business development plans and growth strategy, our ability to compete in rapidly developing markets, our ability to demonstrate the clinical utility of and continue to commercialize our platforms including Centrellis and Traversa, and the continuation of favorable regulations affecting the markets in which we operate. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Registration Statement on Form S-1 filed with the U.S.

Exhibit 99.1
Securities and Exchange Commission (the “SEC”) on August 4, 2021 and other documents filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.

About Sema4

Sema4 is a patient-centered health intelligence company dedicated to advancing healthcare through data-driven insights. Sema4 is transforming healthcare by applying AI and machine learning to multidimensional, longitudinal clinical and genomic data to build dynamic models of human health and defining optimal, individualized health trajectories. Centrellis®, our innovative health intelligence platform, is enabling us to generate a more complete understanding of disease and wellness and to provide science-driven solutions to the most pressing medical needs. Sema4 believes that patients should be treated as partners, and that data should be shared for the benefit of all.

For more information, please visit sema4.com and connect with Sema4 on Twitter, LinkedIn, Facebook and YouTube.

Investor Relations Contact:
Joel Kaufman
Sema4
investors@sema4.com

Media Contact:
Radley Moss
Sema4
radley.moss@sema4.com